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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 1997 (except for the first and fourth paragraphs of Note 2, as to which the date is April 1, 1997; the first and second paragraphs of Note 15, as to which the date is July 1, 1997; and the third paragraph of Note 15, as to which the date is August 7, 1997), with respect to the supplementary consolidated financial statements of 1st United Bancorp included in its Amendment No. 1 to Current Report on Form 8-K/A dated April 1, 1997, filed with the Securities and Exchange Commission incorporated by reference in the Proxy Statement of Wachovia Corporation that is made a part of the Registration Statement (Form S-4 filed on or about October 1, 1997) and Prospectus of Wachovia Corporation for the registration of 3,905,500 shares of its common stock.

                                             /s/      ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP

West Palm Beach, Florida
September 29, 1997